UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2010

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	1-3657	59-0514290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting of shareholders of Winn-Dixie Stores, Inc. (the “Company”), held on November 10, 2010, are as follows.

Four proposals were submitted to a vote at the meeting, all of which were approved by shareholders:

1. Election of nine directors for terms expiring at the 2011 shareholders meeting.

2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for fiscal 2011.

3. Advisory approval of the compensation of the Company’s named executive officers.

4. A shareholder proposal related to an advisory vote on executive compensation.

With respect to the election of directors, the vote was:

	Shares For	Shares Withheld	Broker Non-Vote
Evelyn V. Follit	40,948,984	692,377	4,732,917
Charles P. Garcia	40,860,326	781,035	4,732,917
Jeffrey C. Girard	40,855,828	785,533	4,732,917
Yvonne R. Jackson	38,652,036	2,989,325	4,732,917
Gregory P. Josefowicz	40,856,606	784,755	4,732,917
Peter L. Lynch	40,255,135	1,386,226	4,732,917
James P. Olson	38,599,898	3,041,463	4,732,917
Terry Peets	38,583,527	3,057,834	4,732,917
Richard E. Rivera	38,603,283	3,038,078	4,732,917

With respect to the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year 2011, the vote was:

For	Against	Abstain
45,868,259	416,349	89,670

With respect to the Company’s proposal for advisory approval of the compensation of the named executive officers, the vote was:

For	Against	Abstain	Broker Non-Vote
31,879,881	9,578,221	183,259	4,732,917

With respect to a shareholder proposal related to an advisory vote on executive compensation, the vote was:

For	Against	Abstain	Broker Non-Vote
20,644,040	12,592,400	8,404,921	4,732,917

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2010	Winn-Dixie Stores, Inc.

	By:	/s/ Peter L. Lynch
Peter L. Lynch
President and Chief Executive Officer